UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 28, 2006
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
SIGNATURES

Item 2.02. Results of Operations and Financial Condition.
The following information consists of a press release dated April 28, 2006, including financial information and financial data relating to American Axle & Manufacturing Holdings, Inc. for the three months ended March 31, 2006. The information is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” The information is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent American Axle & Manufacturing Holdings, Inc. specifically incorporates the information by reference.
American Axle & Manufacturing Reports
First Quarter 2006 Financial Results
Non-GM sales increase 20% year-over-year to $203.6 million, or 24% of sales
Detroit, Michigan, April 28, 2006 — American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today reported sales and earnings for the first quarter of 2006.
First Quarter 2006 highlights
•	First quarter sales of $834.8 million

•	4% decline in production volumes as compared to fourth quarter 2005

•	Non-GM sales increased by more than 20% to $203.6 million, totaling 24% of net sales

•	Net earnings of $8.6 million or $0.17 per share

•	Net cash provided by operating activities improved by more than $40 million versus prior year
AAM’s earnings in the first quarter of 2006 were $8.6 million or $0.17 per share. This compares to earnings of $13.3 million or $0.26 per share in the first quarter of 2005. AAM’s earnings in the first quarter of 2006 include a favorable tax adjustment of $3.1 million, or $0.06 per share, related to the settlement of federal and state tax liabilities from prior years. AAM’s first quarter results also reflect a $10.4 million increase in non-cash expenses related to depreciation and amortization, pension and postretirement benefits and stock-based compensation.
Net sales in the first quarter of 2006 were $834.8 million as compared to $818.9 million in the first quarter of 2005. Non-GM sales increased by more than 20% to $203.6 million in the first quarter of 2006 as compared to the first quarter of 2005. Non-GM sales represented 24% of AAM’s total sales in the first quarter of 2006.
“AAM is on track to deliver significant cash flow gains in 2006,”said AAM’s Co-Founder, Chairman of the Board & CEO Richard E. Dauch. “AAM’s new product launches in 2006 are progressing very well. We are encouraged by the initial market acceptance of GM’s new full-size SUVs and look forward to supporting the launch of GM’s new full-size pick-ups later this year. AAM is also supporting the launch of new products for The Chrysler Group, Ssangyong Motors, Hino, Jatco, Koyo and Harley Davidson in 2006. These important new relationships are quickly expanding AAM’s customer base and product diversification.”

AAM sales in the quarter reflect an estimated 8% increase in customer production volumes for the major full-size truck and SUV programs it currently supports for GM and The Chrysler Group. AAM estimates that customer production volumes for its mid-sized light truck and SUV programs were down 11% in the quarter on a year-over-year basis.
AAM’s content per vehicle increased by nearly 2% to $1,205 in the first quarter of 2006 as compared to $1,183 in the first quarter of 2005. Production mix shifts favoring AAM’s axles and driveline systems for the full-size light truck and SUV market and the four-wheel-drive HUMMER H3 in the mid-size SUV segment were the primary drivers of content growth in the quarter.
Gross margin in the first quarter of 2006 was 7.6% as compared to 8.8% in the first quarter of 2005. Operating income was $15.1 million or 1.8% of sales in the quarter as compared to $25.7 million or 3.1% of sales in the first quarter of 2005.
AAM’s lower gross margin and operating income performance in the first quarter of 2006 primarily reflects the impact of higher non-cash expenses related to depreciation and amortization, pension and postretirement benefits and stock-based compensation. Higher fringe benefit costs, including supplemental unemployment benefits paid to certain of AAM’s hourly associates, also pressured margins in the quarter.
AAM’s SG&A spending was up $1.8 million in the first quarter of 2006 to $48.4 million as compared to $46.6 million in the first quarter of 2005. AAM increased its R&D spending in the quarter by 9.7% on a year-over-year basis. Increased spending to support its expanded foreign business and technical offices, as well as higher non-cash expenses related to pension and postretirement benefits and stock-based compensation also increased AAM’s SG&A costs in the quarter.
AAM defines free cash flow to be net cash provided by (or used in) operating activities less capital expenditures and dividends paid. Net cash provided by operating activities in the first quarter of 2006 was $7.0 million as compared to a use of $34.1 million in the first quarter of 2005. Capital spending was up $6.0 million in the first quarter of 2006 on a year-over-year basis to $80.8 million. Reflecting the impact of this activity and dividend payments of $7.7 million, AAM’s free cash flow in the first quarter of 2006 improved by nearly $35 million as compared to the first quarter of 2005.
A conference call to review AAM’s first quarter 2006 results is scheduled today at 10:00 a.m. EDT. Interested participants may listen to the live conference call by logging onto AAM’s investor web site at http://investor.aam.com or calling (877) 278-1452 from the United States or (706) 643-3736 from outside the United States. A replay will be available from 5:00 p.m. EDT on April 28, 2006 until 5:00 p.m. EDT May 5, 2006 by dialing (800) 642-1687 from the United States or (706) 645-9291 from outside the United States. When prompted, callers should enter conference reservation number 7348620.
Recent Developments
On April 11, 2006, AAM reconfirmed that it expects its earnings for the full year 2006 to be in the range of $1.20 to $1.30 per share.
On March 28, 2006, AAM announced that it broke ground for Changshu Gear & Axle, a regional manufacturing facility in the Jiangsu Province of China.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission (SEC) rules and is included in the attached supplemental data.
Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company’s business and operating performance. Management also uses this information for operational planning and decision-making purposes.
Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.
AAM is a world leader in the manufacture, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems and metal-formed products for light trucks, sport utility vehicles and passenger cars. In addition to locations in the United States (in Michigan, New York and Ohio), AAM also has offices or facilities in Brazil, China, England, Germany, India, Japan, Mexico, Scotland and South Korea.
Certain statements contained in this press release are “forward-looking statements” and relate to the Company’s plans, projections or future performance. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including but not limited to: adverse changes in the economic conditions or political stability of our principal markets (particularly North America, Europe and South America); reduced demand of our customers’ products, particularly light trucks and SUVs produced by GM and DaimlerChrysler’s heavy-duty Dodge Ram full-size pickup trucks, or the Dodge Ram program; work stoppages at GM or DaimlerChrysler or a key supplier to GM or DaimlerChrysler; reduced purchases of our products by GM, DaimlerChrysler or other customers; our ability and our customers’ ability to successfully launch new product programs; our ability to respond to changes in technology or increased competition; supply shortages or price fluctuations in raw materials, utilities or other operating supplies; our ability to maintain satisfactory labor relations and avoid work stoppages; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; liabilities arising from legal proceedings to which we are or may become a party or claims against us or our products; availability of financing for working capital, capital expenditures, research and development or other general corporate purposes; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (including the Corporate Average Fuel Economy regulations); our ability to attract and retain key associates; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statements.
# # #

For more information:

Media relations contact:	Investor relations contact:
Carrie L.P. Gray	Christopher M. Son
Director, Corporate Relations	Director, Investor Relations
(313) 758-4880	(313) 758-4814
grayc@aam.com	chris.son@aam.com
Or visit the AAM website at www.aam.com

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended
	March 31,
	2006	2005
	(In millions, except per share data)
Net sales	$834.8	$818.9
Cost of goods sold	771.3	746.6

Gross profit	63.5	72.3
Selling, general and administrative expenses	48.4	46.6

Operating income	15.1	25.7
Net interest expense	(7.4)	(6.1)
Other income (expense), net	0.6	0.3

Income before income taxes	8.3	19.9
Income taxes	(0.3)	6.6

Net income	$8.6	$13.3

Diluted earnings per share	$0.17	$0.26

Diluted shares outstanding	51.1	51.1

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2006	2005
	(In millions)
ASSETS
Current assets
Cash and cash equivalents	$7.1	$3.7
Accounts receivable, net	410.1	328.0
Inventories, net	222.4	207.2
Prepaid expenses and other	61.5	45.5
Deferred income taxes	18.3	17.0

Total current assets	719.4	601.4

Property, plant and equipment, net	1,857.8	1,836.0
Deferred income taxes	4.2	3.0
Goodwill	147.8	147.8
Other assets and deferred charges	75.1	78.4

Total assets	$2,804.3	$2,666.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$415.2	$381.1
Other accrued expenses	157.2	168.1

Total current liabilities	572.4	549.2

Long-term debt	574.5	489.2
Deferred income taxes	116.7	116.1
Postretirement benefits and other long-term liabilities	538.1	517.3

Total liabilities	1,801.7	1,671.8

Stockholders’ equity	1,002.6	994.8

Total liabilities and stockholders’ equity	$2,804.3	$2,666.6

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
	March 31,
	2006	2005
	(In millions)
Operating activities
Net income	$8.6	$13.3
Depreciation and amortization	49.4	43.4
Other	(51.0)	(90.8)

Net cash flow provided by (used in) operating activities	7.0	(34.1)

Purchases of property, plant & equipment	(80.8)	(74.8)

Net cash flow after purchases of property, plant & equipment	(73.8)	(108.9)

Net cash flow provided by (used in) operations	(73.8)	(108.9)

Net increase in long-term debt	84.8	103.1
Employee stock option exercises	0.1	2.2
Dividends paid	(7.7)	(7.4)

Net cash flow provided by financing activities	77.2	97.9

Effect of exchange rate changes on cash	—	(0.1)

Net increase (decrease) in cash and cash equivalents	3.4	(11.1)

Cash and cash equivalents at beginning of period	3.7	14.4

Cash and cash equivalents at end of period	$7.1	$3.3

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA)(a)

	Three months ended
	March 31,
	2006	2005
	(In millions)
Net income	$8.6	$13.3
Interest expense	7.4	6.3
Income taxes	(0.3)	6.6
Depreciation and amortization	49.4	43.4

EBITDA	$65.1	$69.6

Net debt(b) to capital

	March 31,	December 31,
	2006	2005
	(In millions, except percentages)
Total debt	$574.5	$489.2
Less: cash and cash equivalents	7.1	3.7

Net debt at end of period	567.4	485.5

Stockholders’ equity	1,002.6	994.8

Total invested capital at end of period	$1,570.0	$1,480.3

Net debt to capital(c)	36.1%	32.8%

(a)	We believe that EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA differently.

(b)	Net debt is equal to total debt less cash and cash equivalents.

(c)	Net debt to capital is equal to net debt divided by the sum of stockholders’ equity and net debt. We believe that net debt to capital is a meaningful measure of financial condition as it is commonly utilized by management, investors and creditors to assess relative capital structure risk. Other companies may calculate net debt to capital differently.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.
Net Operating Cash Flow and Free Cash Flow(d)

	Three months ended
	March 31,
	2006	2005
	(In millions)
Net cash provided by operating activities	$7.0	$(34.1)
Less: purchases of property, plant & equipment	(80.8)	(74.8)

Net operating cash flow	(73.8)	(108.9)

Less: dividends paid	(7.7)	(7.4)

Free cash flow	$(81.5)	$(116.3)

After-Tax Return on Invested Capital (ROIC)(e)

					Trailing Twelve
	Quarter Ended				Months Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2005	2005	2005	2006	2006
	(In millions, except percentages)
Net income	$18.9	$19.3	$4.5	$8.6	$51.3
After-tax net interest expense(f)	4.4	4.9	5.6	4.9	19.8

After-tax return	$23.3	$24.2	$10.1	$13.5	$71.1

Net debt at end of period					$567.4
Stockholders’ equity at end of period					1,002.6

Invested capital at end of period					1,570.0
Invested capital at beginning of period					1,512.9

Average invested capital(g)					$1,541.5

After-Tax ROIC(h)					4.6%

(d)	We define net operating cash flow as net cash provided by operating activities less purchases of property and equipment. Free cash flow is defined as net operating cash flow less dividends paid. We believe net operating cash flow and free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Net operating cash flow is also a key metric used in our calculation of incentive compensation. Other companies may calculate net operating cash flow and free cash flow differently.

(e)	We believe that ROIC is a meaningful overall measure of business performance because it reflects the company’s earnings performance relative to its investment level. ROIC is also a key metric used in our calculation of incentive compensation. Other companies may calculate ROIC differently.

(f)	After-tax net interest expense is equal to tax effecting net interest expense by the effective income tax rate (excluding one-time items) for each presented quarter.

(g)	Average invested capital is equal to the average of invested capital at the beginning of the year and end of the year.

(h)	After-tax ROIC is equal to after-tax return divided by average invested capital.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: April 28, 2006	By:	/s/ Michael K. Simonte
Michael K. Simonte
Vice President – Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)